PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                      AMERICAN TECHNICAL CERAMICS CORP.
                ---------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                      AMERICAN TECHNICAL CERAMICS CORP.
                ---------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( )  $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ___________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         ___________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ___________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         ___________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ___________________________________________

     2)  Form Schedule or Registration Statement No.: ______________________

     3)  Filing Party: _____________________________________________________

     4)  Date Filed:   _____________________________________________________








                       AMERICAN TECHNICAL CERAMICS CORP.
                                17 STEPAR PLACE
                    HUNTINGTON STATION, NEW YORK 11746-2102
            -------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 17, 1995
            -------------------------------------------------------

To the Stockholders of
AMERICAN TECHNICAL CERAMICS CORP.

         You are hereby notified that the Annual Meeting of Stockholders of AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation (the "Company"), will be held at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, on Friday, November 17, 1995, at 10:00 a.m., local time, for the following purposes:

     1. To elect six directors;

     2. To ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 1996; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on October 16, 1995 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the record date may be examined by any stockholder for any purpose germane to the meeting during ordinary business hours on or after November 7, 1995 at the place of the meeting. The transfer books of the Company will not be closed.

         Your attention is directed to the accompanying Proxy Statement.

                               By Order of the Board of Directors


                               Kathleen M. Kelly
                               Secretary

October 26, 1995

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                       AMERICAN TECHNICAL CERAMICS CORP.

                                PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMERICAN TECHNICAL CERAMICS CORP. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment or adjournments thereof. The Annual Meeting will be held at 10:00 a.m., local time, on Friday, November 17, 1995, at the Company's facility at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216. The principal executive offices of the Company are located at 17 Stepar Place, Huntington Station, New York 11746. It is expected that this Proxy Statement and enclosed proxy card will first be mailed or delivered to stockholders entitled to notice of and to vote at the Annual Meeting on or about October 26, 1995.

         All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice, they will be voted in accordance with that specification. Stockholders who have executed proxies may revoke them at any time before they are voted by submitting a later dated proxy or by written notice delivered to the Secretary of the Company. Personal attendance at the meeting without submitting a later dated proxy or a written notice of revocation to the Secretary shall not serve to revoke any proxy.


                     OUTSTANDING SHARES AND VOTING RIGHTS

         Only holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock"), at the close of business on October 16, 1995, will be entitled to notice of and to vote at the Annual Meeting. As of October 16, 1995, there were 3,873,683 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters, which vote may be given in person or by proxy duly authorized in writing. There are no cumulative voting rights.

         Abstentions will have no effect on the outcome of the vote for the election of directors or the ratification of KPMG Peat Marwick LLP as the Company's independent public accountants. In the event a broker that is a record holder of Common Stock of the Company does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be counted towards a quorum.

         Directors of the Company will be elected by a plurality of the votes cast by stockholders present and entitled to vote at the meeting. As of October 16, 1995, 2,389,061 shares of Common Stock (approximately 62% of the issued and outstanding shares of Common Stock) were held of record and beneficially by Victor Insetta, who is the President, Chief Executive Officer and a director of the Company. His shareholdings are sufficient to assure election of the nominees for election as directors as set forth herein, to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1996, and to take action on any other matters brought before the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 16, 1995, certain information with respect to the ownership of the Company's Common Stock by (i) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company listed in the table under the caption "COMPENSATION OF EXECUTIVE OFFICERS -- Summary Compensation Table", and (iv) all directors and executive officers of the Company as a group.

            NAME AND ADDRESS                               AMOUNT AND NATURE OF                        PERCENT OF
           OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)                         CLASS
----------------------------------------                ---------------------------                  --------------
VICTOR INSETTA                                                 2,389,061 (2)                              61.7%
2201 Corporate Square
Boulevard
Jacksonville, Florida

JOSEPH COLANDREA                                                 205,358 (3)                               5.3%
911 South Ocean Boulevard
Boca Raton, Florida

RICHARD MONSORNO                                                  16,680                                      *
2201 Corporate Square
Boulevard
Jacksonville, Florida

KATHLEEN M. KELLY                                                 15,787 (4)                                  *
One Norden Lane
Huntington Station, New York

CHESTER E. SPENCE                                                 10,500 (5)                                  *
One Norden Lane
Huntington Station, New York

O. JULIAN GARRARD III                                              1,400                                     *
3871 Little Lane
Jacksonville, Florida

STUART P. LITT                                                     3,000                                     *
2 Blenheim Terrace
Farmington, Connecticut

DR. JAMES BIGGERS                                                     --                                      *
1321 Old Boalsburg Road
State College, Pennsylvania

RUBIN BLUMKIN                                                         --                                      *
7720 Hearth Stone Avenue
Boynton Beach, Florida

All executive officers and                                     2,436,428 (2)                               62.9%
directors as a group (8 persons)

---------------
* Less than one percent

(1) All shares are beneficially owned, and the sole voting and investment power over such shares is held, by the persons named, except to the extent described in the following footnotes.

(2) Does not include (i) 205,358 shares owned by Mr. Colandrea which are subject to a Restated Shareholders' Agreement, dated April 15, 1985, among the Company and Messrs. Insetta, Colandrea and Joseph Mezey (the "Restated Shareholders' Agreement"), and (ii) shares subject to Voting and Transfer Agreements entered into in connection with options granted under the Company's Incentive Stock Option Plan. Pursuant to the Restated Shareholders' Agreement, Messrs. Insetta, Colandrea and Mezey have agreed that, so long as they own shares of Common Stock, they will vote their shares for the election of either three designees of Mr. Insetta (if Mr. Insetta elects not to be a director) or of Mr. Insetta and two of his designees, and for the election of Mr. Colandrea (if Mr. Colandrea elects to be a director) to the Board of Directors of the Company. Mr. Colandrea has waived his right to be designated as a director indefinitely until written notice is served to the contrary at least 90 days prior to the next scheduled annual meeting. No such notice has been given relevant to the Company's Annual Meeting to be held November 17, 1995. Mr. Mezey no longer owns shares of Common Stock. The Restated Shareholders' Agreement will terminate upon the death of Mr. Insetta or at such time as Mr. Insetta does not own at least 10% of the outstanding shares of Common Stock. The Restated Shareholders' Agreement also provides for certain rights of first refusal and registration rights. For information concerning the Voting and Transfer Agreements referred to above see "COMPENSATION OF EXECUTIVE OFFICERS -- Incentive Stock Option Plan".

(3) Does not include 2,389,061 shares owned by Mr. Insetta which are subject to the Restated Shareholders' Agreement. See Note (2) above.

(4)      Includes 300 shares owned jointly with Mrs. Kelly's husband.

(5)      Includes 500 shares owned jointly with Mr. Spence's wife.

                             ELECTION OF DIRECTORS

         Six directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Set forth in the table below is certain information, as of October 16, 1995, with respect to the nominees of the Board of Directors of the Company for election as directors. All of the nominees are presently directors of the Company. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place.

                                                                                                          YEAR FIRST
                                                                                                          ELECTED OR
                                                                                                           APPOINTED
         NAME AND POSITION                                      BUSINESS EXPERIENCE                          AS A
          WITH THE COMPANY            AGE                   DURING THE PAST FIVE YEARS                     DIRECTOR
--------------------------------------------------------------------------------------------------------------------------
VICTOR INSETTA                         55    President and Chief Executive Officer of the                    1966
President, Chief Executive                   Company for more than five years.
Officer and Director

DR. JAMES V. BIGGERS                   67    Retired since January 1990.  Prior thereto,                     1985
Director                                     Professor of Material Science at
                                             Pennsylvania State University for
                                             more than five years. President
                                             and principal stockholder of
                                             Biggers, Inc., a ceramics
                                             research concern, from 1979 to
                                             present.

RUBIN BLUMKIN                          74    Retired since May 1988.  Prior thereto, Vice                    1984
Director                                     President - Marketing of the Company for more
                                             than five years.

O. JULIAN GARRARD III                  50    President of Jay Garrard, P.A., a certified public              1988
Director                                     accounting firm specializing in taxation, for more
                                             than five years.

CHESTER E. SPENCE                      56    Vice President - Marketing and Sales of the                     1985
Director                                     Company from August 1993 to present.  Prior
                                             thereto, Consultant, IBM from
                                             January 1991 to August 1993.
                                             Manager - Account Marketing IBM -
                                             Latin America from 1988 to
                                             December 1990.

STUART P. LITT                         54    Associate of OEM Capital, an investment banking                 1993
Director                                     firm specializing in the electronics industry, since
                                             December 1992. Consultant to electronics companies
                                             since September 1990. Prior thereto, President of Tech
                                             Systems, a division of Datron Inc., a manufacturer of
                                             microwave and electrical equipment, from January 1989 to
                                             August 1990.


         There are no family relationships between or among any directors or executive officers of the Company. See footnotes (2) and (3) to the table under the caption "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information concerning agreements among certain stockholders as to the election of directors.

         During the fiscal year ended June 30, 1995, the Board of Directors held three meetings. Dr. Biggers and Mr. Blumkin were unable to attend two of the three meetings held during the fiscal year. No other member of the Board of Directors attended fewer than 75% of the meetings held by the Board of Directors during the fiscal year ended June 30, 1995.

         The Board of Directors has created a standing Audit Committee. The Audit Committee, which held three formal meetings and communicated several times during the fiscal year ended June 30, 1995, consists of Messrs. Spence, Garrard and Litt. Among other things, the Audit Committee reviews the scope and procedures of the audit activities of the independent accountants and their reports on their examinations. It also reviews reports from the Company's financial management and independent accountants on compliance with corporate policies and the adequacy of the Company's internal accounting controls. Each of Messrs. Spence and Litt attended two of the three meetings held during the fiscal year ended June 30, 1995. Mr. Garrard attended all three meetings.

         The Board of Directors has also created a Compensation Committee which currently consists of Messrs. Spence and Garrard. The Compensation Committee held no meetings during the fiscal year ended June 30, 1995. The Compensation Committee is authorized, subject of the Certificate of Incorporation and By-Laws of the Company and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Company.

         Each of the non-employee directors of the Company receives a fee of $1,000 plus expenses for each meeting of the Board of Directors and, if a member of a Committee, each Committee meeting, that he attends.


COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Securities Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during the fiscal year ended June 30, 1995, the only deviations from the Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock were as follows:

         Rubin Blumkin, a director of the Company, inadvertently neglected to file a Form 4 in connection with the sale of his stock in July 1995, but filed the form in September 1995. Similarly, O. Julian Garrard, a director of the Company, inadvertently neglected to file a Form 4 in connection with the purchase of certain shares of stock in April 1995, but filed the form in August 1995. Joseph Colandrea, a stockholder of the Company, inadvertently neglected to file a Form 4 in connection with the sale of certain shares of stock in April 1995 and May 1995, but filed the forms in June 1995 and July 1995, respectively.

                      COMPENSATION OF EXECUTIVE OFFICERS


SUMMARY COMPENSATION TABLE

         The following table sets forth compensation paid over each of the last three fiscal years to the President and Chief Executive Officer of the Company and to each of the other executive officers of the Company whose cash compensation exceeded $100,000:

                                 FISCAL
          NAME AND                YEAR                                                         ALL OTHER
          PRINCIPAL              ENDING                                                      COMPENSATION
          POSITION               JUNE 30       SALARY ($)         BONUS ($)  (1)                  ($)
         -----------             -------       ----------         ---------                 -------------
VICTOR INSETTA
President, Chief                  1995           $254,025          $142,208                 $  5,440  (2)
Executive Officer and             1994            237,825            77,307                    4,500  (2)
Director                          1993            231,577            75,926                   13,366  (2)

RICHARD MONSORNO
Vice President -                  1995            123,483            13,962                    5,697  (3)
Product Development               1994            115,282            56,547 (4)                3,221  (5)
                                  1993            110,254             7,665                    2,894  (5)

KATHLEEN M. KELLY
Vice President -                  1995             90,769            13,962                    5,231  (6)
Administration and                1994             84,551            56,547 (4)                2,530  (5)
Secretary                         1993             73,954             7,665                    1,873  (5)

CHESTER E. SPENCE
Vice President -                  1995             89,250            71,797                    4,516  (7)
Marketing and Sales               1994             74,307            86,143 (4)                  -0-
                                  1993              N/A                N/A                       N/A

-------------------

(1) Includes amounts paid in the applicable fiscal year and amounts earned for such fiscal year and paid in a subsequent fiscal year.

(2) Includes premium of $9,000 on term life insurance policy for fiscal year 1993. The balance for fiscal year 1993 and the total for fiscal years 1994 and 1995 consist of contributions by the Company to the 401(k) Savings Plan on behalf of Mr. Insetta. See "COMPENSATION OF EXECUTIVE OFFICERS -- 401(k) Savings Plan".

(3) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Monsorno of $3,543, and $2,154 of income recorded as a result of the partial forgiveness of a loan made by the Company to Mr. Monsorno for the purpose of paying income taxes on the 10,000 share stock bonus referred to in footnote (4) below.

(4) Represents cash bonuses and the fair market value of (i) a stock bonus of 5,000 shares of Common Stock granted on July 1, 1993 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on July 1, 1993 of $2.75), and (ii) a stock bonus of 10,000 shares of Common Stock granted on April 19, 1994 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on April 1, 1994 of $3.50). The Company has a right of first refusal to purchase the shares if at any time the executive elects to transfer them. As of June 30, 1995, the value of the 15,000 shares of Common Stock issued to the executive pursuant to these stock bonuses was $189,375 based upon the closing sales price of the Company's Common Stock on the American Stock Exchange on such date of $12.625.

(5)   See "COMPENSATION OF EXECUTIVE OFFICERS -- 401(k) Savings Plan."

(6) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mrs. Kelly of $3,077, and $2,154 of income recorded as a result of the partial forgiveness of a loan made by the Company to Mrs. Kelly for the purpose of paying income taxes on the 10,000 share stock bonus referred to in footnote (4) above.

(7) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Spence of $2,362, and $2,154 of income recorded as a result of the partial forgiveness of a loan made by the Company to Mr. Spence for the purpose of paying income taxes on the 10,000 share stock bonus referred to in footnote (4) above.

EMPLOYMENT CONTRACTS

         On April 3, 1985, Victor Insetta entered into a five-year employment agreement with the Company, effective as of March 1, 1985. The agreement has been extended several times, most recently in February 1993. Currently, the term of the employment agreement expires on March 1, 1996; the employment agreement will, however, be renewed automatically for one year periods on March 1 of every year in the absence of written notice to the contrary by either party at least 120 days prior to the March 1 renewal date. The agreement also provides for further increases in Mr. Insetta's base salary by the Board of Directors from time to time at its sole discretion.

         Until it was amended as described below, pursuant to the agreement, Mr. Insetta was paid a base compensation of $225,000 per annum, and, as additional annual incentive compensation, an amount equal to 2.5% of the Company's net income (before such incentive compensation and before income taxes) up to $5,000,000 and 3% of the Company's net income (before such incentive compensation and before income taxes) in excess of $5,000,000. The employment agreement currently provides, among other things, that if there is a change of control of the Company or if Mr. Insetta's employment is terminated prior to the scheduled expiration date other than for cause (as defined in the employment agreement), death, disability, or voluntary termination apart from a change of control, the Company is required to pay to Mr. Insetta, in a lump sum payment, the greater of: (i) all of the compensation due to Mr. Insetta under the employment agreement through the end of the specified term of the employment agreement, or (ii) three times Mr. Insetta's average annual compensation under the employment agreement during the five most recent taxable years prior to the taxable year in which the termination took place as calculated in accordance with the Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. Insetta voluntarily terminates his employment with the Company, for a period equal to the lesser of the remaining term of the employment agreement or one year, Mr. Insetta has agreed that he will not, directly or indirectly, solicit those persons or entities who are customers of the Company on the effective date of his termination of employment for the purpose of purchasing multi-layer capacitors; provided, however, that the foregoing restriction shall not apply if Mr. Insetta terminates his employment because of a change of control of the

Company. In addition, Mr. Insetta has agreed for a period of one year following the termination of his employment (other than termination by the Company without cause) that he will not divulge to any person any information which is actually held in confidence by the Company, subject, however, to certain conditions, including the Company having performed, and continuing to perform, its obligations under the employment agreement.

         In September 1992, Mr. Insetta's annual base salary was increased, effective October 1, 1992, from $225,000 to $234,000 (a 4% increase, which increase was consistent with standard increases awarded to other employees at that time), and his employment agreement was amended to reflect that, effective commencing with the Company's fiscal year ending June 30, 1993, Mr. Insetta shall be entitled to incentive compensation equal to 5% of the Company's net income (before such incentive compensation and before income taxes). In September 1994, Mr. Insetta's annual base salary was further increased effective March 1, 1994 from $234,000 to $246,000 (a 5% increase, which increase again was consistent with standard increases awarded during that period).

     The Company presently maintains a term life insurance policy in the aggregate amount of $4,000,000 on the life of Mr. Insetta. The Company is named as the beneficiary of this policy.


INCENTIVE STOCK OPTION PLAN

         In April 1985, the Company adopted an Incentive Stock Option Plan (the "Section 422A Plan") intended to qualify as such under Section 422A of the Code in order to attract and retain qualified key personnel. The Section 422A Plan has expired and no further options may be granted thereunder. It is a condition to the exercise of an option under the Section 422A Plan that the optionee enter into a Voting and Transfer Agreement pursuant to which, among other things, the optionee will agree to vote the shares of Common Stock purchased upon exercise of the option for the election as directors of the Company of certain persons (currently, Victor Insetta and Rubin Blumkin). The Voting and Transfer Agreement in certain cases also gives the Company a right of first refusal and Mr. Insetta a right of second refusal to purchase the shares purchased upon exercise of options. During the fiscal year ended June 30, 1995, no options were granted under the Section 422A Plan. There were 1,990 options exercised during such fiscal year, including options to purchase 246 shares exercised by Mr. Monsorno and options to purchase 87 shares by Mrs. Kelly as described below. No options have been repriced since the inception of the Section 422A Plan. There were 778 unexercised in-the-money options on behalf of various key employees of the Company at June 30, 1995. As of June 30, 1995, June 30, 1994, and June 30, 1993, there were options to purchase 778, 2,768 and 2,768 shares, respectively, outstanding under the Section 422A Plan. There are currently four employees with options outstanding under
Section 422A Plan.

         The following table sets forth information concerning options exercised by Mr. Monsorno and Mrs. Kelly during the fiscal year ended June 30, 1995. Mr. Monsorno and Mrs. Kelly were the only executive officers named in the table under the caption "COMPENSATION OF EXECUTIVE OFFICERS -- Summary Compensation Table" who exercised options during such fiscal year. None of such executive officers currently holds any options to purchase shares of the Company's Common Stock.

                                       Number of Shares Acquired
         Name                                on Exercise                          Value Received
         ----                          -------------------------                  --------------
    Richard Monsorno                            246                                   $1,384
    Kathleen M. Kelly                            87                                      718

401(K) SAVINGS PLAN

         The Company has a 401(k) Savings Plan covering all employees. Pursuant to this plan, eligible employees may elect to defer up to 15% of their eligible gross earnings, but in no event more than $9,240 for the calendar year 1995. In addition, contributions may be limited by certain other restrictions under the Code. The Company contributes an amount based upon the employee's contributions, up to 3% of such employee's gross earnings. Officers are eligible to participate in this plan in the same manner as are all other employees. For the fiscal year ended June 30, 1995, the Company's contributions to this plan were $265,000, including contributions on behalf of Mr. Insetta, Mr. Monsorno, Mrs. Kelly and Mr. Spence of $5,440, $3,543, $3,077 and $2,362, respectively. See "COMPENSATION OF EXECUTIVE OFFICERS - Summary Compensation Table".



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


RELATED PARTY LEASES

         The Company presently leases certain real property, machinery and equipment from its principal stockholder, Victor Insetta, and entities controlled by him ("Related Party Leases"). In the case of each Related Party Lease of real property, the Company has periodically obtained appraisal letters indicating that the fixed rentals in effect did not exceed fair market rentals in the area.

         In each Related Party Lease, there is a current term for which fixed rentals are specified. At the end of each current lease term, except the current lease term for the New York Property (as hereinafter defined), the Company has an option to renew the Related Party Lease at fair market rentals and/or to purchase the property at fair market values, as determined by an independent appraisal or, in the event of a dispute, by arbitration.

         The Company does not intend to lease any additional real property, machinery or equipment from Mr. Insetta or entities controlled by him other than renewals of existing leases and improvements and new construction that may be made to existing leased properties.


FLORIDA FACILITY

         The Company's Jacksonville, Florida facility (the "Florida Facility") is leased by its wholly-owned subsidiary, American Technical Ceramics (Florida), Inc. ("ATC-Florida"), from V.P.I. Properties Associates ("VPI"), a limited partnership of which Mr. Insetta is the sole general partner and the limited partnership interests are owned by members of his family.

         The lease is for a term expiring in 2010. Until October 1988, the base rental under the lease was $13,665 per month (adjusted based upon improvements made or to be made to the property as described below). In October 1988, this rental was increased to $21,575 per month (plus such adjustments as are described below) based on the ratio of the United States Department of Labor-Consumer Price Index for All Urban Consumers between October 1980 and October 1988. Such rental (together with additional rent arising from improvements as described below) will be adjusted upward (but not downward) again as of October 1995 based upon the ratio of such index between October 1988 and October 1995.

         To the extent that VPI's total expenditures for the real property in the Florida Facility exceed $1,500,000, the lease provides for an increase in the monthly rental (when the improvement on which the expenditures are made is placed in service) based on a formula by which a specified rate is multiplied by the difference between the cumulative cost of the real property and $1,500,000. The rate is 10.45% per annum if the expenditure relates to an improvement placed in service before January 1, 1985. For expenditures on an improvement placed in service on or after January 1, 1985, the rate is equal to: (i) 1% per annum above the rate payable by VPI on any permanent mortgage loan utilized to finance the improvement, or (ii) if no such mortgage loan is obtained within 12 months after such improvement is placed in service, 1% per annum above the Standard & Poor's published AA bond rate for the month in which the improvement is placed in service. As of June 30, 1995, VPI had expended approximately $2,180,000 for real property and buildings. The additional rent on the expenditures over $1,500,000 is $7,025 per month, increasing the total rental to its current rate of $28,600 per month.

         The lease also provides for the rental of certain items of personal property (machinery and equipment) in the Florida Facility for a term of 84 months. The monthly rental for an item is to be determined through the use of a fixed residual value of 20% of the cost of the item and an interest rate equal to 10.45% per annum on items of personal property acquired prior to January 1, 1985, and the weighted average interest rate being paid by ATC-Florida on institutional loans in the month prior to the month of acquisition or, if no such rate exists, the Barnett Bank Trust Company, N.A. ("Barnett") prime rate in said month on all items acquired on or after January 1, 1985. ATC-Florida has the right to purchase the items of personal property at their fair market value or to renew the lease for any such items for two successive three year terms at fair market rental. ATC-Florida has not yet determined whether to purchase or lease any particular item of personal property and has made no payments in respect of any such item since December 1992. It is expected that ATC-Florida will be required to make payments relating to the use of each item of personal property from December 1992 to the date the determination to purchase or lease is made.

         ATC-Florida is obligated to pay all expenses arising in connection with the Florida Facility, including all real estate taxes, assessments, utilities and repairs. The Company, through ATC-Florida, has the right in 1995 and at the end of the lease term to purchase the real property at its fair market value. The Company has not yet determined whether or not it will exercise such right at this time.

         To finance the development of the Florida Facility, VPI transferred the Florida Facility to the Jacksonville Port Authority which issued tax exempt bonds (the "Bonds") in the principal amount of $2,000,000 to Barnett. The Florida Facility was then sold to VPI under an Installment Sale and Security Agreement with legal title being retained by Barnett, as trustee for the holders of the Bonds. Payment of the Bonds is secured by a security interest in, and lien upon, the real property comprising the Florida Facility and the machinery and equipment which is located therein which were financed from the Bond proceeds. In no period is ATC-Florida to pay on account of rentals for the real and personal property less than the principal of, and interest on, the Bonds.

         In the fiscal year ended June 30, 1995, aggregate rental paid by ATC-Florida under this lease was $332,733.

NEW YORK PROPERTY

         Since July 1976, the Company has leased from Mr. Insetta the land and building at 15 Stepar Place, Huntington Station, New York (the "New York Property").

         The term of the lease, which was amended in February 1989, extends to February 28, 1996. The base rent is equal to the annual payments of principal and interest payable under the mortgage encumbering such property. Current monthly installments are $37,233. The Company is also responsible for payment of all real estate taxes and all utilities and repairs relating to the property. During the fiscal year ended June 30, 1995, the total amount of rent paid by the Company for this facility was $383,492. In addition, the Company incurred expenses of $61,685 for real estate taxes, $285,932 for utilities and $57,902 in leasehold improvements. The base rent reflects an adjustment upward commencing January 1, 1990 and as of each succeeding calendar year during the term of the lease, based upon the increase in the Consumer Price Index for All Urban Consumers (New York City) over the Consumer Price Index for All Urban Consumers (New York City) for January 1989.



                                   AUDITORS

         KPMG Peat Marwick LLP, the independent auditors who have audited the Company's books and records for the past six years, have been appointed by the Board of Directors of the Company to audit the books and records of the Company for the fiscal year ending June 30, 1996. The Board of Directors recommends that the appointment of such auditors be ratified by the stockholders. The Board of Directors believes that the selection of an independent accountant to audit the books and records of the Company prepared by management is an appropriate matter for stockholder consideration. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will consider the selection of another firm of independent certified public accountants to audit the Company's books and records for the fiscal year ending June 30, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board of Directors of the Company recommends a vote FOR the ratification of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending June 30, 1996.



                         ANNUAL REPORT TO STOCKHOLDERS

         The Company will provide to any stockholder of record at the close of business on October 16, 1995, without charge, upon written request to the Secretary of the Company, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995.

                             STOCKHOLDER PROPOSALS

         The Company expects to hold its annual meeting of stockholders for the fiscal year ending June 30, 1996 in November or December 1996. Stockholders who intend to present proposals intended to be included in the Company's Proxy Statement and form of proxy relating to such annual meeting must submit their proposals in writing to the Secretary of the Company on or before June 28, 1996.



                                 OTHER MATTERS

         Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting. However, if other matters properly come before the Annual Meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for such services.

                                     By order of the Board of Directors




                                     Kathleen M. Kelly
                                     Secretary


October 26, 1995

                                    APPENDIX



                       AMERICAN TECHNICAL CERAMICS CORP.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Victor Insetta and Kathleen M. Kelly and each of them, the attorneys and proxies of the undersigned, with power of substitution, to represent and vote on behalf of the undersigned all the shares of common stock of American Technical Ceramics Corp., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Technical Ceramics Corp., to be held at 2201 Corporate Square Boulevard, Jacksonville, Florida, 32216, on Friday, November 17, 1995 at 10:00 a.m., local time and any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the Annual Meeting (receipt whereof is hereby acknowledged).

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please mark boxes /_/ or /X/ in blue of black ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) AND (2).
1. ELECTION OF DIRECTORS

FOR all nominees below                  WITHHOLD AUTHORITY TO
(except as marked to the                vote for all nominees listed below /_/
contrary below) /_/

Victor Insetta, Dr. James V. Biggers, Rubin Blumkin, O. Julian Garrard III, Chester E. Spence and Stuart P. Litt.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on space provided below.)






                        Continued, and to be signed and dated on reverse side.








2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION

/_/ FOR         /_/ AGAINST     /_/ ABSTAIN

3. In their discretion upon such other matters as may properly come before the Annual Meeting.

        I will /_/ will not /_/ attend the Annual Meeting.


Please sign exactly as your names appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administration, trustee or guardian, please sign in full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated__________________________________, 1995

---------------------------------------------
                Signature(s)

---------------------------------------------
                Signature(s)

Please Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope.